Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Daviskin, Inc.

We consent to the incorporation by reference in this Registration Statement of Daviskin, Inc.on Form SB-2 of our report dated April14, 2006, appearing in the Annual Report on Form 10-KSB of Daviskin, Inc. for the fiscal year ended December 31, 2005, and to all references to our firm included in this Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner, & Bradshaw, PLLC
Salt Lake City, Utah
May 11, 2006

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net